EX-99.(j)(1)

Sutherland                                        1275 Pennsylvania Avenue, N.W.
Asbill &                                             Washington, D.C. 20004-2415
Brennan LLP                                                         202.383.0100
                                                                fax 202.637.3593

ATTORNEYS AT LAW                                                  www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

                                             April 29, 2004


The Board of Trustees
TIAA-CREF Mutual Funds
730 Third Avenue
New York, NY  10017-3206

         Re:      TIAA-CREF Mutual Funds
                  File Nos. 333-21821 and 811-08055

Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "LEGAL MATTERS" in the Statement of Additional information filed as a part of post-effective amendment No. 11 to the above-referenced registration statement on Form N-1A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND ASBILL & BRENNAN LLP

                                        By:  /s/ Steven B. Boehm
                                            -------------------------
                                            Steven B. Boehm

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